Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, April 22, 2024– BV Financial, Inc. (NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $2.6 million or $0.24 per diluted share for the quarter ended March 31, 2024 compared to net income of $3.1 million or $0.39 per diluted share for the quarter ended March 31, 2023.

Financial Highlights

•
During the quarter ended March 31, 2024, the Company paid off $3.0 million in junior subordinated debt assumed via previous acquisition that had an interest rate in the most recent quarter of 8.49%. This resulted in the write-off (increase in interest expense) of the remaining purchase accounting fair market value adjustment of $566,000. This write-off was the primary contributor to the decrease in net income in the quarter ended March 31, 2024 when compared to the quarter ended March 31, 2023.
•
Return on average assets and return on average equity for the quarter ended March 31, 2024 were 1.16% and 5.14%, respectively. Return on average assets and return on average equity for the three months ended March 31, 2023 were 1.46% and 12.57%, respectively.
•
Loans increased $3.9 million, or 0.56% to $708.7 million at March 31, 2024 compared to $704.8 million at December 31, 2023.
•
Deposits increased $5.4 million, or 0.85%, from $634.1 million at March 31, 2023 to $639.5 million at March 31, 2024.
•
In the quarter ended March 31, 2024, the Company recorded a provision for credit losses of $18,000 consisting of a $133,000 benefit to the provision for credit losses – loans, a $152,000 provision for credit losses for unfunded commitments and a $1,000 credit to the provision for credit losses for held-to-maturity securities. In the quarter ended December 31, 2023, the Company recorded a provision for credit losses of $435,000 consisting of $354,000 in the provision for credit losses – loans and $81,000 in the provision for credit losses for unfunded commitments.

Financial Condition

Total Assets. Total assets were $892.5 million at March 31, 2024, an increase of $7.2 million, or 0.82%, from $885.3 million at December31, 2023. The increase was due primarily to a $5.1 million increasein cash and a $3.9 million increase in loans receivable funded by an increase in deposits and quarterly net income. The increase in deposits included the issuance of $10 million in brokered deposits during the period.

Cash and Cash Equivalents. Cash and cash equivalents increased $5.1 million, or 6.9%, to $78.8 million at March 31, 2024 from $73. 7millionat December 31, 2023 primarily due to the increase in deposits.

Net Loans Receivable. Loans receivable increased$3.9 million, or 0.56%, to $708.7 million at March 31,2024 from $704.8 million at December31, 2023. Increasesin commercial and industrial loans of $7.0 million and investor commercial real estate loans of $4.9 million offset decreases in owner andnon-owner occupied one- to four-family loans and owner occupied commercial real estate loans.

Securities. Securities available for sale (“AFS”) decreased $1.0 million, or 3.0%, to $33.8 million at March 31, 2024 from $34.8 millionat December 31, 2023. The decrease was due to new purchases not fully replacing maturities and paydowns in the portfolio. Securities held-to-maturity were relatively unchanged at $10.2 million.

Total Liabilities. Total liabilities increased $4.6 million or 0.7%, to $690.8 million at March 31, 2024 from $686.2 million at December 31, 2023. The increase was primarily due to an increase in total deposits of $5.4 million, and an increase in escrow accounts and other accrued balances offsetting the pay-off of the junior subordinated debt.

Deposits. Total deposits increased $5.4 million, or 0.85%, to $639.5 million at March 31, 2024 from $634.1 million at December 31, 2023. Interest-bearing deposits increased $8.3 million, or 1.7%, to $500.4 million at March 31,2024 from $492.1 million at December31, 2023. Noninterest bearing deposits decreased $2.9 million, or 2.1%, to $139.1 millionat March 31, 2024 from $142.0 million at December 31, 2023. During the first quarter of 2024, the Company replaced $10.0 million in retail certificates of deposits with $10 million of brokered deposits at a cost lower than that would have been required to retain the retail certificates.

Federal Home Loan Bank Borrowings. The Company had no Federal Home Loan Bank borrowings at March 31, 2024 or December31, 2023.

Stockholders’ Equity. Stockholders’ equity increased $2.7 million, or 1.3%, to $201.8 millionat March 31, 2024, primarily due to net income.

Asset Quality. Non-performing assets at March 31, 2024 totaled $10.9 million consisting of $10.7 million in nonperforming loans and $170,000 in foreclosed real estate, compared to $10.7 million at December 31, 2023, consisting of $10.5 million in non-performing loans and $170,000 in foreclosed real estate. At March 31 2024, the allowance for credit losses on loans was $8.5 million, which represented 1.20% of total loans and 79.2% of non-performing loans compared to $8.6 million at December 31, 2023, which represented 1.21% of total loans and 82.9% of non-performing loans.

Comparison of Operating Results for the Three Ended March 31, 2024 and 2023

Net Interest Income. Net interest income was $8.0 million for the three months ended March 31, 2024 compared to $8.2 million in the three months ended March 31, 2023. The net interest margin for the three months ended March 31, 2024 was 3.91% compared to 4.34% for the three months ended March 31, 2023. The 125 basis point increase in the cost of interest-bearing liabilities offset the higher average balances and rates earned on loans and short-term investments. Included in interest expense is the above-mentioned write-off of the $566,000 remaining fair market value adjustment on the pay-off the $3.0 million junior subordinated debt. Additionally, the cost of interest-bearing deposits increased by 109 basis points to 1.62% in the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023.

Noninterest Income. For the three months ended March 31, 2024, noninterest income totaled $578,000 compared to $807,000 in the quarter ended March 31, 2023. The decrease is almost entirely due to lower income on insurance policies. In the quarter ended March 31, 2023, the Company received a $235,000 death benefit on the policies.

Noninterest Expense. For the three months ended March 31, 2024, noninterest expense totaled $4.9 million compared to $4.7 million for the three months ended March 31, 2023. Compensation and benefits expenses increased by 8.7% due to increases in staffing and salary levels. Other expenses increased $116,000 or 22.7% primarily due to higher fraud losses. Professional fees decreased by $88,000 or 44.0% due to the recovery of previously expensed legal fees of $109,000 on the disposition of a problem loan. Foreclosed real estate expenses decreased by $122,000 or 96.1% due to the sale of large foreclosed real estate properties in 2023.

Income taxes. For the three months ended March 31, 2024, income tax expense was $1.0 million for an effective tax rate of 28.5%. In the quarter ended March 31, 2023, income tax expense was $1.2 million for an effective tax rate of 27.65%. The lower tax rate in the quarter ended March 31, 2023 was due to a higher level of income from life insurance in that quarter.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

	At or For the Three Months
	Ended March 31,
	2024	2023

Performance Ratios(1):
Return on average assets	1.16%	1.46%
Return on average equity	5.14%	12.57%
Interest rate spread(2)	3.10%	4.06%
Net interest margin(3)	3.91%	4.34%
Non-interest expense to average assets	2.23%	2.21%
Efficiency ratio(4)	52.75%	52.19%
Average interest-earning assets to average interest-bearing liabilities	154.58%	134.59%
Average equity to average assets	22.61%	11.65%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.20%	1.19%
Allowance for credit losses as a percentage of non-performing loans	79.16%	176.47%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.01%	0.01%
Non-performing loans as a percentage of total loans	1.52%	0.67%
Non-performing loans as a percentage of total assets	1.20%	0.53%
Total non-performing assets as a percentage of total assets	1.22%	0.77%

Other:
Number of offices	13	15
Number of full-time equivalent employees	112	117

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
(dollars in thousands, except share amounts)	(unaudited)

Assets
Cash	$8,520	$9,260
Interest-bearing deposits in other banks	70,317	64,482
Cash and cash equivalents	78,837	73,742
Equity Investment	246	256
Securities available for sale	33,752	34,781
Securities held to maturity (fair value of $9,154 and $9,206, ACL of $6 and $5)	10,153	10,209
Loans held for maturity	708,736	704,802
Allowance for Credit Losses	(8,506)	(8,554)
Net Loans	700,230	696,248
Foreclosed real estate	170	170
Premises and equipment, net	14,473	14,250
Federal Home Loan Bank of Atlanta stock, at cost	654	626
Investment in life insurance	19,744	19,657
Accrued interest receivable	3,147	3,279
Goodwill	14,420	14,420
Intangible assets, net	967	1,012
Deferred tax assets, net	8,699	8,969
Other assets	7,053	7,635
Total assets	$892,545	$885,254
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$139,107	$142,030
Interest-bearing deposits	500,381	492,090
Total deposits	639,488	634,120

FHLB borrowings	—	—
Subordinated Debentures	34,767	37,251
Other liabilities	16,538	14,818
Total liabilities	690,793	686,189
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2024 and 14,000,000 authorized in 2023; 11,375,803 shares issued and 11,375,803 shares outstanding as of March 31, 2024; 11,375,803 shares issued and 11,375,803 shares outstanding as of December 31, 2023	114	114
Paid-in capital	110,534	110,465
Unearned common stock held by employee stock ownership plan	(7,286)	(7,328)
Retained earnings	100,346	97,772
Accumulated other comprehensive loss	(1,956)	(1,958)
Total stockholders' equity	201,752	199,065
Total liabilities and stockholders' equity	$892,545	$885,254

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended March 31,
Interest Income	2024	2023
Loans, including fees	$9,782	$8,773
Investment securities available for sale	306	266
Investment securities held to maturity	92	93
Other interest income	824	556
Total interest income	11,004	9,688
Interest Expense
Interest on deposits	1,986	665
Interest on FHLB borrowings	-	289
Interest on Subordinated debentures	1,055	534
Total interest expense	3,041	1,488
Net interest income	7,963	8,200
Provision for (recovery of) credit losses	18	2
Net interest income after provision for (recovery of) credit losses	7,945	8,198
Noninterest Income
Service fees on deposits	103	94
Fees from debit cards	171	173
Income from investment in life insurance	87	318
Other income	217	222
Total noninterest income	578	807
Noninterest Expense
Compensation and related benefits	3,129	2,879
Occupancy	438	416
Data processing	377	349
Advertising	5	13
Professional fees	112	200
Equipment	102	105
Foreclosed real estate and repossessed assets holding costs	5	127
Amortization of intangible assets	45	46
FDIC insurance premiums	83	54
Other expense	627	511
Total noninterest expense	4,923	4,700
Net income before tax	3,600	4,305
Income tax expense	1,026	1,190
Net income	$2,574	$3,115
Basic earnings per share	$0.24	$0.39
Diluted earnings per share	$0.24	$0.39

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended March 31
(Dollars in thousands)

	For the Three Months Ended March 31,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$708,367	$9,782	5.54%	$667,888	$8,773	5.33%
Securities available-for-sale	34,045	306	3.61%	36,134	266	2.99%
Securities held-to-maturity	10,815	92	3.41%	11,915	93	3.18%
Cash, cash equivalents and other interest-earning assets	62,681	824	5.28%	50,883	556	4.43%
Total interest-earning assets	815,908	11,004	5.41%	766,820	9,688	5.12%
Noninterest-earning assets	67,460			81,403
Total assets	$883,368			$848,223

Interest-bearing liabilities:
Interest-bearing demand deposits	$84,550	236	1.12%	$91,842	18	0.08%
Savings deposits	146,629	65	0.18%	164,817	40	0.10%
Money market deposits	87,738	352	1.61%	99,583	97	0.39%
Certificates of deposit	173,093	1,333	3.09%	152,264	510	1.36%
Total interest-bearing deposits	492,010	1,986	1.62%	508,506	665	0.53%
Federal Home Loan Bank advances	—	—	—	24,150	289	4.85%
Subordinated debentures	35,805	1,055	11.82%	37,069	534	5.84%
Total borrowings	35,805	1,055	11.82%	61,219	823	5.45%
Total interest-bearing liabilities	527,815	3,041	2.31%	569,725	1,488	1.06%
Noninterest-bearing demand deposits	139,691			158,807
Other noninterest-bearing liabilities	16,142			22,042
Total liabilities	683,648			750,574
Equity	199,720			97,649
Total liabilities and equity	$883,368			$848,223
Net interest income		$7,963			$8,200
Net interest rate spread			3.10%			4.06%
Net interest-earning assets	$288,093			$197,095
Net interest margin			3.91%			4.34%
Average interest-earning assets to interest-bearing liabilities	154.58%			135.16%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
QTR
3/31/2024

Beginning Balance	$8,554

Provision for credit loss -loans	(133)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(52)
Non-Owner Occupied 1-4	(29)
Investor Commercial Real Estate	—
OO Commercial Real Estate	(2)
Construction & Land	(1)
Farm Loans	—
Marine & Consumer	(1)
Guaranteed by the US Gov't	—
Commercial	—
Net charge-offs (recoveries)	(85)

Ending Balance- ACL for Loans	$8,506

Balance Reserve for unfunded loan commitments	360
Balance Reserve for HTM Securities	5
Total ACL	$8,871

Provision expense for Unfunded Commitments	152
Provision expense for HTM Securities	(1)
Total other provision expense	$151
Total provision for (recovery of )credit losses	$18